EXHIBIT 16.1


                         [LETTERHEAD OF MANNING ELLIOTT]



June 12, 2002


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

To  Whom  It  May  Concern:

We have read Item 4 of Koala International Wireless Inc. (Kettle River Group Inc.) Amendment No. 1 on Form 8-K dated November 2, 2001, and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements contained in the Form 8-K.

Very  truly  yours,


/s/  Manning  Elliott

CHARTERED  ACCOUNTANTS